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Microfilm Number                        Filed with the Department of State on

Entity Number



                          Secretary of the Commonwealth
               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1915 (Rev 90)


         In compliance with the requirements of 15 Pa.C.S. Section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.       The name of the corporation is: C-COR.net Corp._________________________________________________________________________

         ________________________________________________________________________________________________________________________

2.       The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

     (a) 60 Decibel Road,                  State College,                 PA                  16801                    Centre
         Number and Street                      City                    State                   Zip                    County

     (b) c/o: ____________________________________________________________________________________________________________________
                      Name of Commercial Registered Office Provider County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.       The statute by or under which it was incorporated is: Business Corporation Law of 1933

4.       The date of its incorporation is:     June 30, 1953

5.       (Check, and if appropriate complete, one of the following):

                  The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

       X          The amendment shall be effective on:     December 22, 1999     at         6:00 P.M., Philadelphia time
                                                            Date                                 Hour
6.       (Check one of the following):

                  The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. Section 1914(a) and (b).

        X         The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. Section 1914(c).

7.       (Check, and if appropriate complete, one of the following):

      ________  The amendment adopted by the corporation, set forth in full, is as follows:

                _______________________________________________________________________________________________________________

                _______________________________________________________________________________________________________________

                _______________________________________________________________________________________________________________


        X    The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

DSCB:15-1915 (Rev 90)-2


8. (Check if the amendment restates the Articles):

     The restated Articles of Incorporation supersede the original Articles and all amendments thereto.


          IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 22nd day of December , 1999.


                               C-COR.net Corp.
                               (Name of Corporation)

                               BY: /s/William T. Hannelly
                                   ---------------------------------------
                                        (Signature)

                               TITLE: William T. Hanelly, Vice President,
                                        Secretary and Treasurer



EXHIBIT A:

          RESOLVED, that Article 5(a) of the Corporation's Amended and Restated Articles of Incorporation, as amended, be amended and restated in its entirety to read in full as follows:

     5(a). (i) The aggregate number of shares which the Corporation should have authority to issue is One Hundred Million (100,000,000) shares of Common Stock having a par value of $.05 per share and Two Million (2,000,000) shares of Preferred Stock, no par value per share.


           (ii) On the effective date of these Articles of Amendment to these Amended and Restated Articles of Incorporation, as amended, of the Corporation (the "Effective Date"), each share of Common Stock, par value $.10 per share, issued and outstanding on the Effective Date (including each share owned by the Corporation) shall be split and reclassified into two shares of Common Stock, par value $.05 per share, which shall be included in the 100,000,000 shares authorized herein.


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